Provident Financial Services, Inc. Reports Third Quarter Earnings

ISELIN, NJ, October 28, 2026 - Provident Financial Services, Inc. (NYSE: PFS) (the “Company”) reported net income of $69.2 million, or $0.53 per basic and diluted share for the three months ended September 30, 2026, compared to $78.1 million, or $0.60 per basic and diluted share, for the three months ended June 30, 2026 and $71.7 million, or $0.55 per basic and diluted share, for the three months ended September 30, 2025. For the nine months ended September 30, 2026, net income totaled $226.7 million, or $1.74 per basic and diluted share, compared to $207.7 million, or $1.59 per basic and diluted share, for the nine months ended September 30, 2025. Results for the quarter were impacted by a $17.5 million one-time loss on extinguishment of debt due to the accelerated amortization of purchase accounting adjustments, core conversion related costs of $3.7 million and $465,000 of branch restructuring expenses. Excluding these expenses, core net income (1) for the three and nine months ended September 30, 2026, totaled $84.3 million, or $0.65 per basic and diluted share, and $243.5 million, or $1.87 per basic and diluted share, respectively.

Core pre-provision, net revenue ("PPNR") (2) for the three months ended September 30, 2026 was $119.5 million, or $0.92 per basic and diluted share, for the three months ended September 30, 2026, compared to $108.7 million, or $0.83 per basic and diluted share, for the three months ended September 30, 2025.

Anthony J. Labozzetta, President and Chief Executive Officer commented, “We continued our strong performance, delivering another quarter of solid financial results including record revenues. Building momentum in both our spread and fee-based businesses drove 10% year-over-year growth in our pre-provision net revenue, while core deposits grew nearly 6% annualized. During the quarter, we successfully completed our previously-announced core conversion, while also maintaining an adjusted efficiency ratio below 50%. Our robust loan pipeline and strong asset quality leave me optimistic that we will keep driving profitable organic growth going forward."
Key Points for the Third Quarter
•Expanding Core Profitability with Record Revenue
◦The Company's annualized returns on average assets, average equity and average tangible equity were 1.07%, 9.39% and 13.80% for the quarter ended September 30, 2026.
◦Annualized core return on average assets ("ROAA") (3) and net interest margin improved to 1.30% and 3.50%, respectively, from 1.16% and 3.43% in the prior year quarter. A reconciliation between GAAP and the above non-GAAP ratios is shown on page 19 of the earnings release.
◦Core net interest margin, which excludes the impact of purchase accounting accretion and amortization and interest recovery on resolved non-performing loans, increased 7 basis points from the trailing quarter to 3.16% and 22 basis points from the prior year quarter.
◦Core PPNR (2) grew $10.8 million from the prior year quarter, resulting in a 9 basis point expansion of PPNR ROAA to 1.85%. A reconciliation between GAAP and the above non-GAAP ratios is shown on page 18 of the earnings release.
◦Record net-interest income increased $13.7 million to $208.0 million when compared to the prior year quarter, driven primarily by growth in our earning assets and an expanded net interest margin.
•Strong Deposit Growth and Steady Capital Strengthening the Balance Sheet
◦The Company's total deposits increased $261.7 million or 5.31% annualized quarter over quarter, to $19.81 billion as of September 30, 2026, while total core deposits, which exclude certificates of deposit and wholesale deposits, increased $233.7 million, or 5.76% annualized, to $15.42 billion as of September 30, 2026.

◦The Company's loan-to-deposit ratio decreased slightly to 101.8% as of September 30, 2026, compared to 102.6% as of June 30, 2026. The primary reason for the decrease in the loan-to-deposit ratio was due to an increase in non-maturity core business deposits.
◦Compared to the prior quarter, tangible book value ("TBV") per share (4) declined slightly to $16.16, while the tangible common equity ("TCE") ratio (4) declined 20 basis points to 8.40%, both of which were impacted by an $83.0 million reduction in Accumulated Other Comprehensive Income ("AOCI").
◦Common Equity Tier One and Total Risk Based Capital ratios for Provident Bank were above well-capitalized at 12.5% and 13.4% as of September 30, 2026, respectively.
◦The Company's adjusted CRE concentration ratio, excluding purchase accounting adjustments as of September 30, 2026, was 399.4%.
•Strong Loan Growth Trends with Low Net Charge-Offs
◦Total commercial loans, including mortgage warehouse lines, commercial mortgage, multi-family and construction loans, increased 3.4% annualized for the quarter.
◦Our pipeline totaled $3.03 billion as of September 30, 2026, with a weighted average interest rate approaching 6.50%. Both the CRE and C&I pipelines exceeded $1.0 billion for the third consecutive quarter, reflecting the investments we have made in our commercial banking group to generate sustainable, diversified loan growth.
◦Net charge-offs of $2.4 million and $7.4 million for both the quarter and nine months ended September 30, 2026, represent an annualized 5 basis points of average loans for both periods.

Third Quarter 2026 Financial Highlights and Key Performance Indicators (KPIs):

	For the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2026	2026	2026	2025	2025
Annualized return on average assets	1.07%	1.24%	1.29%	1.34%	1.16%
Annualized core return on average assets (3)	1.30%	1.27%	1.29%	1.34%	1.16%
Annualized return on average equity	9.39%	10.82%	11.21%	11.78%	10.39%
Annualized core return on average equity (3)	11.44%	11.05%	11.21%	11.78%	10.39%
Annualized return on average tangible equity (5)	13.80%	15.87%	16.54%	17.54%	16.01%
Annualized core return on average tangible equity (3)	16.57%	16.18%	16.54%	17.54%	16.01%
Annualized core non-interest expense to average assets (6)	1.84%	1.85%	1.90%	1.84%	1.83%
Core efficiency ratio (7)	49.93%	49.75%	52.02%	50.97%	51.01%
Non-performing loans to total loans	0.69%	0.68%	0.73%	0.40%	0.52%
Non-performing assets to total assets	0.55%	0.54%	0.58%	0.32%	0.41%
Allowance for loan losses to total non-performing loans	135.20%	134.87%	123.84%	235.61%	186.21%
Allowance for loan losses to total loans	0.94%	0.92%	0.90%	0.95%	0.97%
Annualized net loan charge-offs to average total loans	0.05%	0.04%	0.06%	0.09%	0.11%
Average yield on interest-earning assets	5.68%	5.61%	5.53%	5.66%	5.76%
Average cost of interest-bearing liabilities	2.79%	2.71%	2.71%	2.83%	2.96%
Net interest margin	3.50%	3.48%	3.40%	3.44%	3.43%

Annualized core PPNR return on average assets (2)	1.85%	1.87%	1.75%	1.78%	1.76%
Annualized core PPNR return on average equity (2)	16.22%	16.30%	15.25%	15.68%	15.74%
Annualized core PPNR return on average tangible equity (2)	23.51%	23.82%	22.59%	23.46%	24.14%

Balance Sheet Summary
Assets:
◦Total assets as of September 30, 2026 were $25.85 billion, compared to $24.98 billion as of December 31, 2025.
▪Total investment securities were $3.56 billion as of September 30, 2026, compared to $3.47 billion as of December 31, 2025. The increase in investment securities was primarily due to purchases of mortgage-backed securities, partially offset by an increase in unrealized losses on available for sale debt securities.
▪Loans held for investment totaled $20.17 billion as of September 30, 2026, and $19.50 billion as of December 31, 2025, with net increases of $394.0 million of commercial loans, $206.0 million of commercial mortgage loans, $174.4 million of multi-family loans and $32.7 million of construction loans, partially offset by net decreases of $74.0 million of mortgage warehouse lines, $62.9 million of residential mortgage loans and $1.5 million of consumer loans.
◦Total commercial loans, including mortgage warehouse lines, commercial mortgage, multi-family and construction loans, represented 87.5% of the loan portfolio as of September 30, 2026, compared to 86.7% as of December 31, 2025.
◦Loan funding, including advances on lines of credit, totaled $7.84 billion as of September 30, 2026, compared with $7.00 billion for the same period in 2025.
◦The Company’s unfunded loan commitments totaled $3.95 billion, including commitments of $2.24 billion in commercial loans, $677.8 million in construction loans and $335.1 million in commercial mortgage loans. Unfunded loan commitments as of December 31, 2025 and September 30, 2025 were $3.71 billion and $3.82 billion, respectively.

	September 30, 2026	June 30, 2026	December 31, 2025
	(Dollars in thousands)
Mortgage loans:
Commercial	$7,604,830	$7,502,579	$7,398,792
Multi-family	3,841,754	3,806,823	3,667,337
Construction	694,807	638,933	662,112
Residential	1,911,472	1,938,704	1,974,324
Total mortgage loans	14,052,863	13,887,039	13,702,565
Commercial loans	5,237,467	5,251,096	4,843,466
Mortgage warehouse lines	283,093	313,934	357,051
Consumer loans	610,970	607,373	612,431
Total gross loans	20,184,393	20,059,442	19,515,513
Premiums on purchased loans	1,676	1,663	1,524
Net deferred fees and unearned discounts	(15,999)	(15,353)	(12,976)
Total loans	$20,170,070	$20,045,752	$19,504,061

Liabilities and Capital:
◦Total deposits were $19.81 billion as of September 30, 2026, compared to $19.28 billion as of December 31, 2025. Total savings and demand deposit accounts increased $590.5 million to $16.58 billion as of September 30, 2026, while total time deposits decreased $62.4 million to $3.22 billion as of September 30, 2026. The increase in savings and demand deposits was largely attributable to a $408.5 million increase in money market deposits, a $176.1 million increase in interest-bearing demand deposits and a $143.5 million increase in non-interest bearing demand deposits, partially offset by a $137.6 million decrease in savings deposits. Within interest-bearing demand deposits, municipal deposits decreased $527.3 million, primarily due to seasonal outflows. To assist in funding the aforementioned seasonal outflows, brokered demand deposits increased by $432.5 million.

	September 30, 2026	June 30, 2026	December 31, 2025
	(Dollars in thousands)

Non-interest bearing	$3,857,790	3,808,318	3,714,253
Savings	1,451,633	1,582,750	1,589,259
Money market	4,101,755	4,044,648	3,693,285
Negotiable Order of Withdrawal ("NOW")	7,170,752	6,665,950	6,994,610
Certificates of deposit	3,224,905	3,443,503	3,287,276
Total deposits	$19,806,835	19,545,169	19,278,683
◦Borrowed funds totaled $2.39 billion as of September 30, 2026, compared to $2.11 billion as of December 31, 2025. The increase in borrowed funds was largely used to fund asset growth and replace seasonal outflows in municipal deposits. Borrowed funds represented 9.2% of total assets as of September 30, 2026, an increase from 8.5% as of December 31, 2025.
◦Stockholders’ equity totaled $2.86 billion compared to $2.83 billion as of December 31, 2025, primarily due to net income earned for the period, partially offset by cash dividends paid to stockholders and an increase in unrealized losses on available for sale debt securities.
▪For the three months ended September 30, 2026, common stock repurchases totaled 1,464 shares at an average cost of $24.44 per share, all of which were made in connection with withholding to cover income taxes on the vesting of stock-based compensation. For the nine months ended September 30, 2026, common stock repurchases totaled 616,186 shares at an average cost of $21.10 per share. As of September 30, 2026, approximately 2,198,007 shares remained eligible for repurchase under the current stock repurchase authorization.
▪Book value per share and TBV per share(4) as of September 30, 2026 were $21.96 and $16.16, respectively, compared with $21.69 and $15.70, respectively, as of December 31, 2025.
Asset Quality:
◦The Company’s total non-performing loans as of September 30, 2026 were $140.1 million, or 0.69% of total loans held for investment, compared to $136.9 million, or 0.68% of total loans as of June 30, 2026 and $78.4 million, or 0.40% of total loans as of December 31, 2025. The allowance for credit losses on loans represented 135.20% of non-performing loans, compared to 123.84% at December 31, 2025, and 186.21% at September 30, 2025.
◦As of September 30, 2026, impaired loans totaled $126.2 million with related specific reserves of $6.6 million, compared with impaired loans totaling $121.2 million with related specific reserves of $3.8 million as of June 30, 2026. As of December 31, 2025, impaired loans totaled $63.3 million with related specific reserves of $5.9 million.

◦As of September 30, 2026, the Company’s allowance for credit losses related to the loan portfolio was 0.94% of total loans, compared to 0.92% and 0.95% as of June 30, 2026 and December 31, 2025, respectively. The allowance for credit losses increased $4.7 million to $189.5 million as of September 30, 2026, from $184.8 million as of December 31, 2025. The increase in the allowance for credit losses on loans as of September 30, 2026 compared to December 31, 2025 was due to a $12.1 million provision for credit losses on loans, partially offset by net charge-offs of $7.4 million.
The following table sets forth accruing past due loans and non-accrual loans held for investment on the dates indicated, as well as delinquency statistics and certain asset quality ratios.

	September 30, 2026		June 30, 2026		December 31, 2025
	Number of Loans	Principal Balance of Loans	Number of Loans	Principal Balance of Loans	Number of Loans	Principal Balance of Loans
	(Dollars in thousands)
Accruing past due loans:
30 to 59 days past due:
Commercial mortgage loans	4	$1,561	3	$2,301	8	$15,652
Multi-family mortgage loans	—	—	1	1,570	—	—
Construction loans	—	—	—	—	—	—
Residential mortgage loans	39	9,926	27	6,393	34	8,344
Total mortgage loans	43	11,487	31	10,264	42	23,996
Commercial loans	2	187	5	1,474	9	1,303
Consumer loans	52	3,559	31	1,401	49	2,209
Total 30 to 59 days past due	97	$15,233	67	$13,139	100	$27,508

60 to 89 days past due:
Commercial mortgage loans	1	$190	—	$—	—	$—
Multi-family mortgage loans	—	—	—	—	1	932
Construction loans	—	—	—	—	—	—
Residential mortgage loans	20	5,731	20	5,929	16	4,177
Total mortgage loans	21	5,921	20	5,929	17	5,109
Commercial loans	4	477	4	828	3	633
Consumer loans	16	792	13	1,577	14	781
Total 60 to 89 days past due	41	7,190	37	8,334	34	6,523
Total accruing past due loans	138	$22,423	104	$21,473	134	$34,031

Non-accrual:
Commercial mortgage loans	6	$21,034	8	$21,338	11	$26,856
Multi-family mortgage loans	2	1,831	1	266	3	2,268
Construction loans	1	1,781	1	2,854	1	5,159
Residential mortgage loans	21	5,947	32	7,834	32	9,062
Total mortgage loans	30	30,593	42	32,292	47	43,345
Commercial loans	77	107,691	71	103,383	28	33,219
Consumer loans	22	1,858	17	1,210	27	1,856
Total non-accrual loans	129	$140,142	130	$136,885	102	$78,420

Non-performing loans to total loans held for investment		0.69%		0.68%		0.40%
Allowance for loan losses to total non-performing loans		135.20%		134.87%		235.61%
Allowance for loan losses to total loans		0.94%		0.92%		0.95%
As of September 30, 2026 and December 31, 2025, the Company held foreclosed assets of $1.0 million and $2.0 million, respectively. Foreclosed assets as of September 30, 2026 was comprised of one commercial real estate property. Total non-performing assets at September 30, 2026 increased $60.7 million to $141.1 million, or 0.55% of total assets, from $80.4 million, or 0.32% of total assets at December 31, 2025.
Results of Operations
Third quarter of 2026 compared to the second quarter of 2026:
Net interest income
◦Net interest income was $208.0 million, compared to $202.7 million. The increase was primarily due to originations of new loans at current market rates and the favorable repricing of adjustable rate loans.
◦Net interest margin was 3.50%, compared to 3.48%. The yield on interest-earning assets increased 7 basis points to 5.68%, while the cost of interest-bearing liabilities increased 8 basis points to 2.79%. The cost of total deposits, which includes non-interest bearing deposits, was 2.02%, compared to 1.92% for the trailing quarter.
◦Average loans totaled $19.88 billion, an increase of $311.9 million, or 6.37%, primarily due to strong growth within our total commercial portfolio in the quarter.
◦Average total deposits totaled $20.03 billion compared to $19.23 billion.
Provision for credit losses
◦The provision for credit losses was $5.2 million, compared to $9.3 million. The provision for credit losses in the current quarter consisted of a $7.2 million provision related to loans, partially offset by a $2.0 million recapture of provision related to off-balance sheet credit exposures, compared with a $9.6 million of provision for credit losses on loans, partially offset by a $248,000 recapture of provision related to off-balance sheet credit exposures. The additional provision for credit losses on loans in the current quarter was primarily due to an increase in specific reserves on individually evaluated loans, combined with overall growth in the loan portfolio.
◦Net charge-offs were $2.4 million, compared to $1.9 million, while the ratio of net charge-offs to average loans was 0.05%, compared to 0.04%.
Non-interest income and non-interest expense
◦Total non-interest income was $30.5 million, compared to $32.0 million, a decrease of $1.4 million. The decrease was primarily driven by a $2.0 million decrease in fee income, a $1.4 million decrease in other income, and a $935,000 decrease in insurance agency income, partially offset by a $2.7 million increase in BOLI income. The decrease in fee income was primarily related to decreases in loan related fee income and deposit fee income. The decrease in other income was primarily related to decreases in other securities and swap-related fee income, while the decrease in insurance agency income was mainly due to normal seasonality of business activity in the current quarter. The increase in BOLI income was primarily related to an increase in benefit claims.
◦Total non-interest expense was $140.7 million, compared to $119.3 million, an increase of $21.4 million. The increase was mainly due to a $17.5 million loss related to the extinguishment of subordinated debt, a $2.2 million increase related to costs associated with our successful core system conversion, and a $1.0 million increase in data processing expense, which was primarily due to an increase in software maintenance expense.
◦The Company’s annualized core non-interest expense as a percentage of average assets(6) totaled 1.84%, compared to 1.85%. The core efficiency ratio (core non-interest expense divided by the sum of net interest income and core non-interest income)(7) was 49.93%, compared to 49.75%.
Income tax expense

◦Income tax expense was $23.5 million with an effective tax rate of 25.3%, compared to $27.9 million with an effective tax rate of 26.3%. The decrease in income tax expense was primarily related to a decrease in pre-tax book income, combined with discrete items related to benefits associated with carry-back tax credits. The effective tax rate change was primarily related to the aforementioned discrete items.
Third quarter of 2026 compared to the third quarter of 2025:
Net interest income
◦Net interest income was $208.0 million, compared to $194.3 million. The increase was primarily due to originations of new loans at current market rates, combined with favorable repricing of deposits.
◦Net interest margin was 3.50%, compared to 3.43%. The yield on interest-earning assets was unchanged at 5.68%, while the cost of interest-bearing liabilities decreased 17 basis points to 2.79%. The cost of total deposits, which includes non-interest bearing deposits, was 2.02%, compared to 2.10%, for the same period last year.
◦Average loans totaled $19.88 billion, an increase of $974.4 million, or 5.15%, primarily due to strong loan growth in the quarter.
◦Average total deposits totaled $20.03 billion, an increase of $1.61 billion, or 8.72%.
Provision for credit losses
◦The provision for credit losses was $5.2 million, compared to $7.0 million. The provision for credit losses in the current quarter consisted of a $7.2 million provision related to loans, partially offset by a $2.0 million recapture of provision related to off-balance sheet credit exposures, compared with a $4.5 million and a $2.5 million provision for credit losses on loans and off-balance sheet credit exposures. The increase in the provision for credit losses was primarily due to an increase in specific reserves on individually evaluated loans, combined with overall growth in the loan portfolio.
◦Net charge-offs were $2.4 million, compared to $5.4 million, while the ratio of net charge-offs to average loans was 0.05%, compared to 0.11%.
Non-interest income and non-interest expense
◦Total non-interest income was $30.5 million, compared to $27.4 million, an increase of $3.1 million. The increase was primarily driven by a $3.8 million increase in BOLI income and an $803,000 increase in insurance agency income, partially offset by a $1.1 million decrease in fee income. The increase in BOLI income was primarily related to an increase in benefit claims, while the increase in insurance agency income was due to an increase in business activity in the current quarter. The decrease in fee income was primarily related to a decrease in loan related fee income.
◦Total non-interest expense was $140.7 million, compared to $113.1 million, an increase of $27.6 million. The increase was primarily driven by a $17.5 million loss related to the extinguishment of subordinated debt, a $4.8 million increase in compensation and benefits expense, partially due to increases in salary expense, combined with increases in employee medical benefits and incentive-based compensation expenses, $3.7 million related to costs associated with our core system conversion, a $1.3 million increase in data processing expense and a $969,000 increase in other non-interest expense, partially offset by a $934,000 decrease in amortization of intangibles primarily due to a scheduled reduction in the rate of core deposit intangible amortization related to the merger with Lakeland Bancorp, Inc. The increase in data processing expense was primarily due to an increase in software maintenance expense, while the increase in other non-interest expense was due to increases in loan collection and business development expenses.

◦The Company’s annualized core non-interest expense as a percentage of average assets(6) totaled 1.84%, compared to 1.83%. The core efficiency ratio (core non-interest expense divided by the sum of net interest income and core non-interest income)(7) was 49.93%, compared to 51.01%.
Income tax expense
◦Income tax expense was $23.5 million, compared to $29.9 million, while the effective tax rate was 25.3%, compared to 29.4%. The decrease in income tax expense was primarily related to a decrease in pre-tax book income, combined with discrete items related to benefits associated with carry-back tax credits. The effective tax rate change was primarily related to the aforementioned discrete items.
About the Company
Provident Financial Services, Inc. is the holding company for Provident Bank, a community-oriented bank offering "Commitment you can count on" since 1839. Provident Bank provides a comprehensive array of financial products and services through its network of branches throughout New Jersey, Bucks, Lehigh and Northampton counties in Pennsylvania, as well as Orange, Queens and Nassau Counties in New York. The Bank also provides fiduciary and wealth management services through its wholly owned subsidiary, Beacon Trust Company and insurance services through its wholly owned subsidiary, Provident Protection Plus, Inc.
Post Earnings Conference Call
Representatives of the Company will hold a conference call for investors on Thursday, October 29, 2026 at 10:00 a.m. Eastern Time to discuss the Company’s financial results for the quarter ended September 30, 2026. The call may be accessed by dialing 1-833-461-5787 (United States Toll Free) and 1-626-884-3620 (United States Local). Speakers will need to enter meeting ID code (178 464 522) before being met by a live operator. Internet access to the call is also available (listen only) at provident.bank by going to Investor Relations and clicking on "Webcast."
A supplemental 3rd Quarter 2026 results investor presentation is also available on our investor relations website under “Presentations.”
Forward Looking Statements
Certain statements contained herein are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” "project," "intend," “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those set forth in Item 1A of the Company's Annual Report on Form 10-K, as supplemented by its Quarterly Reports on Form 10-Q, and those related to the economic environment, particularly in the market areas in which the Company operates, inflation and unemployment, competitive products and pricing, real estate values, fiscal and monetary policies of the U.S. Government, tariffs, changes in accounting policies and practices that may be adopted by the regulatory agencies and the accounting standards setters, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, potential goodwill impairment, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.
The Company cautions readers not to place undue reliance on any such forward-looking statements which speak only as of the date they are made. The Company advises readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not assume any duty, and does not undertake, to update any forward-looking statements to reflect events or circumstances after the date of this statement.
Non-GAAP Financial Measures
(1) Core net income, pre-provision, net-revenue annualized core return on average assets, annualized return on average tangible equity, tangible common equity capital ratio, tangible book value per share, annualized core non-interest expense as a percentage of average assets and the core efficiency ratio are non-GAAP financial measures. Please refer to the Notes following the Consolidated Financial Highlights which contain the reconciliation of GAAP to non-GAAP financial measures and the associated calculations.

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Statements of Financial Condition
September 30, 2026 (Unaudited) and December 31, 2025
(Dollars in Thousands)

Assets	September 30, 2026	December 31, 2025
Cash and cash equivalents	$266,002	$211,484
Available for sale debt securities, at fair value	3,284,350	3,164,756
Held to maturity debt securities, (net of $22,000 allowance as of September 30, 2026 (unaudited) and $16,000 allowance as of December 31, 2025)	257,084	282,127
Equity securities, at fair value	19,706	19,875
Federal Home Loan Bank stock	128,937	115,687
Loans held for sale	5,632	14,710
Loans held for investment	20,170,070	19,504,061
Less allowance for credit losses	189,469	184,767
Net loans	19,986,233	19,334,004
Foreclosed assets, net	963	2,015
Banking premises and equipment, net	115,748	113,328
Accrued interest receivable	102,095	95,798
Intangible assets	756,453	782,152
Bank-owned life insurance	405,423	414,371
Other assets	524,465	445,113
Total assets	$25,847,459	$24,980,710

Liabilities and Stockholders' Equity
Deposits:
Demand deposits	$15,130,297	$14,402,148
Savings deposits	1,451,633	1,589,259
Certificates of deposit	3,224,905	3,287,276
Total deposits	19,806,835	19,278,683
Mortgage escrow deposits	45,824	40,253
Borrowed funds	2,390,788	2,111,955
Subordinated debentures	429,464	406,582
Other liabilities	310,057	310,025
Total liabilities	22,982,968	22,147,498

Stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none issued	—	—
Common stock, $0.01 par value, 200,000,000 shares authorized, 137,565,966 shares issued and 130,420,025 shares outstanding as of September 30, 2026 and 130,619,949 outstanding as of December 31, 2025	1,376	1,376
Additional paid-in capital	1,852,824	1,844,949
Retained earnings	1,288,062	1,154,364
Accumulated other comprehensive loss	(174,940)	(76,183)
Treasury stock	(102,831)	(91,294)
Total stockholders' equity	2,864,491	2,833,212
Total liabilities and stockholders' equity	$25,847,459	$24,980,710

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Statements of Income
Three months ended September 30, 2026, June 30, 2026 and September 30, 2025, and nine months ended September 30, 2026 and 2025 (Unaudited)
(Dollars in Thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2026	2026	2025	2026	2025
Interest and dividend income:
Real estate secured loans	$203,496	$195,381	$197,252	$590,380	$577,097
Commercial loans	84,026	82,757	81,943	244,685	236,616
Consumer loans	10,074	9,953	10,847	29,927	31,470
Available for sale debt securities, equity securities and Federal Home Loan Bank stock	38,202	35,975	33,578	107,460	94,666
Held to maturity debt securities	1,737	1,778	1,897	5,309	5,859
Deposits, federal funds sold and other short-term investments	736	751	764	2,173	2,227
Total interest income	338,271	326,595	326,281	979,934	947,935

Interest expense:
Deposits	101,856	91,803	102,094	285,595	295,771
Borrowed funds	19,303	23,730	21,307	64,044	63,555
Subordinated debt	9,104	8,382	8,548	25,862	25,455
Total interest expense	130,263	123,915	131,949	375,501	384,781
Net interest income	208,008	202,680	194,332	604,433	563,154
Provision for credit losses	5,240	9,334	7,044	12,458	4,794
Net interest income after provision for credit losses	202,768	193,346	187,288	591,975	558,360

Non-interest income:
Fees	10,286	12,259	11,336	33,009	31,727
Wealth management income	7,825	7,517	7,349	22,745	21,625
Insurance agency income	4,737	5,672	3,934	17,392	14,732
Bank-owned life insurance	6,479	3,798	2,662	14,311	7,340
Net gain (loss) on securities transactions	87	(309)	67	(222)	153
Gain on sale of SBA loans	450	945	512	2,139	1,822
Other income	662	2,091	1,559	4,579	4,125
Total non-interest income	30,526	31,973	27,419	93,953	81,524

Non-interest expense:
Compensation and employee benefits	67,958	67,289	63,202	201,443	188,817
Net occupancy expense	13,160	12,464	12,773	40,609	39,711
Data processing expense	10,369	9,388	9,102	29,403	28,305
FDIC Insurance	3,155	3,155	3,418	9,150	10,144
Amortization of intangibles	8,563	8,559	9,497	25,685	28,496
Advertising and promotion expense	1,885	1,513	1,640	4,336	4,124
Core systems conversion expense	3,661	1,508	—	5,169	—
Loss on extinguishment of debt	17,501	—	—	17,501	—
Other operating expenses	14,429	15,382	13,460	43,786	44,376
Total non-interest expense	140,681	119,258	113,092	377,082	343,973
Net income before income tax expense	92,613	106,061	101,615	308,846	295,911
Income tax expense	23,454	27,914	29,895	82,122	88,182
Net income	$69,159	$78,147	$71,720	$226,724	$207,729

Basic earnings per share	$0.53	$0.60	$0.55	$1.74	$1.59
Average basic shares outstanding	130,389,735	130,330,787	130,506,517	130,410,584	130,439,534

Diluted earnings per share	$0.53	$0.60	$0.55	$1.74	$1.59
Average diluted shares outstanding	130,417,843	130,388,396	130,553,819	130,464,809	130,479,443

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Net Interest Margin Analysis
Quarterly Average Balances
(Dollars in Thousands) (Unaudited)
	September 30, 2026			June 30, 2026			September 30, 2025
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Interest-Earning Assets:
Deposits	$77,799	$736	3.72%	$73,162	$751	4.09%	$79,471	$764	3.82%
Available for sale debt securities	3,329,680	35,888	4.31%	3,272,868	33,637	4.11%	3,070,080	30,952	4.03%
Held to maturity debt securities, net (1)	257,990	1,737	2.69%	266,727	1,778	2.67%	299,506	1,897	2.53%
Equity securities, at fair value	20,027	126	2.52%	19,986	123	2.46%	19,457	120	2.47%
Total securities	3,607,697	37,751	4.18%	3,559,581	35,538	3.99%	3,389,043	32,969	3.89%
Federal Home Loan Bank stock	108,706	2,188	7.87%	132,390	2,215	6.62%	116,788	2,506	8.58%
Net loans: (2)
Total mortgage loans	13,843,143	203,496	5.84%	13,636,285	195,381	5.75%	13,390,032	197,252	5.85%
Total commercial loans	5,433,585	84,026	6.14%	5,327,395	82,757	6.23%	4,908,131	81,943	6.63%
Total consumer loans	604,410	10,074	6.61%	605,579	9,953	6.59%	608,600	10,847	7.07%
Total net loans	19,881,138	297,596	5.94%	19,569,259	288,091	5.90%	18,906,763	290,042	6.09%
Total interest-earning assets	$23,675,340	$338,271	5.68%	$23,334,392	$326,595	5.61%	$22,492,065	$326,281	5.76%

Non-Interest Earning Assets:
Cash and due from banks	151,192			162,746			154,859
Other assets	1,819,515			1,800,478			1,871,366
Total assets	$25,646,047			$25,297,616			$24,518,290

Interest-Bearing Liabilities:
Demand deposits	$11,338,331	$72,205	2.53%	$10,674,922	$63,736	2.39%	$10,280,314	$70,584	2.72%
Savings deposits	1,532,983	791	0.20%	1,599,622	814	0.20%	1,596,072	896	0.22%
Time deposits	3,303,541	28,860	3.47%	3,236,519	27,253	3.38%	3,287,241	30,614	3.69%
Total deposits	16,174,855	101,856	2.50%	15,511,063	91,803	2.37%	15,163,627	102,094	2.67%

Borrowed funds	1,911,917	19,303	4.01%	2,435,404	23,730	3.91%	2,136,111	21,307	3.96%
Subordinated debentures	448,066	9,104	8.06%	408,260	8,382	8.23%	404,548	8,548	8.38%
Total interest-bearing liabilities	18,534,838	130,263	2.79%	18,354,727	123,915	2.71%	17,704,286	131,949	2.96%

Non-Interest Bearing Liabilities:
Non-interest bearing deposits	3,850,952			3,716,104			3,725,645
Other non-interest bearing liabilities	337,171			329,223			349,945
Total non-interest bearing liabilities	4,188,123			4,045,327			4,075,590
Total liabilities	22,722,961			22,400,054			21,779,876
Stockholders' equity	2,923,086			2,897,562			2,738,414
Total liabilities and stockholders' equity	$25,646,047			$25,297,616			$24,518,290

Net interest income		$208,008			$202,680			$194,332

Net interest rate spread			2.89%			2.90%			2.80%
Net interest-earning assets	$5,140,502			$4,979,665			$4,787,779

Net interest margin (3)			3.50%			3.48%			3.43%

Ratio of interest-earning assets to total interest-bearing liabilities	1.28x			1.27x			1.27x

(1)	Average outstanding balance amounts shown are amortized cost, net of allowance for credit losses.
(2)	Average outstanding balances are net of the allowance for loan losses, deferred loan fees and expenses, loan premiums and discounts and include non-accrual loans.
(3)	Annualized net interest income divided by average interest-earning assets.

The following table summarizes the quarterly net interest margin for the previous five quarters.
	9/30/26	6/30/26	3/31/26	12/31/25	9/30/25
	3rd Qtr.	2nd Qtr.	1st Qtr.	4th Qtr.	3rd Qtr.
Interest-Earning Assets:
Securities	4.18%	3.99%	3.80%	3.87%	3.89%
Net loans	5.94%	5.90%	5.85%	5.98%	6.09%
Total interest-earning assets	5.68%	5.61%	5.53%	5.66%	5.76%

Interest-Bearing Liabilities:
Deposits	2.50%	2.37%	2.39%	2.60%	2.67%
Borrowings	4.01%	3.91%	3.90%	3.94%	3.96%
Total interest-bearing liabilities	2.79%	2.71%	2.71%	2.83%	2.96%

Interest rate spread	2.89%	2.90%	2.82%	2.83%	2.80%
Net interest margin	3.50%	3.48%	3.40%	3.44%	3.43%

Ratio of interest-earning assets to interest-bearing liabilities	1.28x	1.27x	1.27x	1.28x	1.27x

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Net Interest Margin Analysis
Average Year to Date Balances
(Dollars in Thousands) (Unaudited)

	September 30, 2026			September 30, 2025
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-Earning Assets:
Deposits	$75,855	$2,173	3.83%	$78,434	$2,227	4.21%
Available for sale debt securities	3,273,782	100,983	4.11%	2,952,923	87,530	3.95%
Held to maturity debt securities, net (1)	266,129	5,309	2.66%	311,507	5,859	2.51%
Equity securities, at fair value	20,001	370	2.46%	19,294	469	3.24%
Total securities	3,559,912	106,662	3.99%	3,283,724	93,858	3.81%
Federal Home Loan Bank stock	120,422	6,107	6.76%	119,503	6,667	7.48%
Net loans: (2)
Total mortgage loans	13,691,826	590,380	5.76%	13,362,561	577,097	5.77%
Total commercial loans	5,306,577	244,685	6.16%	4,803,599	236,616	6.59%
Total consumer loans	605,173	29,927	6.61%	609,979	31,470	6.90%
Total net loans	19,603,576	864,992	5.90%	18,776,139	845,183	6.02%
Total interest-earning assets	$23,359,765	$979,934	5.61%	$22,257,800	$947,935	5.69%

Non-Interest Earning Assets:
Cash and due from banks	161,604			146,568
Other assets	1,804,260			1,908,122
Total assets	$25,325,629			$24,312,490

Interest-Bearing Liabilities:
Demand deposits	$10,926,221	$199,300	2.44%	$10,084,036	$200,819	2.66%
Savings deposits	1,579,450	2,444	0.21%	1,641,821	2,720	0.22%
Time deposits	3,257,273	83,851	3.44%	3,228,399	92,232	3.82%
Total deposits	15,762,944	285,595	2.42%	14,954,256	295,771	2.64%
Borrowed funds	2,176,348	64,044	3.93%	2,182,319	63,555	3.89%
Subordinated debentures	421,265	25,862	8.21%	403,299	25,455	8.44%
Total interest-bearing liabilities	$18,360,557	$375,501	2.73%	$17,539,874	$384,781	2.93%

Non-Interest Bearing Liabilities:
Non-interest bearing deposits	3,737,976			3,715,008
Other non-interest bearing liabilities	328,993			370,224
Total non-interest bearing liabilities	4,066,969			4,085,232
Total liabilities	22,427,526			21,625,106
Stockholders' equity	2,898,103			2,687,384
Total liabilities and stockholders' equity	$25,325,629			$24,312,490

Net interest income		$604,433			$563,154

Net interest rate spread			2.88%			2.76%
Net interest-earning assets	$4,999,208			$4,717,926

Net interest margin (3)			3.46%			3.38%

Ratio of interest-earning assets to total interest-bearing liabilities	1.27x			1.27x

(1)	Average outstanding balance amounts shown are amortized cost, net of allowance for credit losses.
(2)	Average outstanding balances are net of the allowance for loan losses, deferred loan fees and expenses, loan premiums and discounts and include loans held for sale and non-accrual loans.
(3)	Annualized net interest income divided by average interest-earning assets.

The following table summarizes the year-to-date net interest margin for the previous three years.

	Nine Months Ended
	September 30, 2026	September 30, 2025	September 30, 2024
Interest-Earning Assets:
Securities	3.99%	3.81%	3.10%
Net loans	5.90%	6.02%	5.99%
Total interest-earning assets	5.61%	5.69%	5.61%

Interest-Bearing Liabilities:
Deposits	2.42%	2.64%	2.84%
Borrowings	3.93%	3.89%	3.73%
Total interest-bearing liabilities	2.73%	2.93%	3.06%

Interest rate spread	2.88%	2.76%	2.55%
Net interest margin	3.46%	3.38%	3.18%

Ratio of interest-earning assets to interest-bearing liabilities	1.27x	1.27x	1.26x

Notes and Reconciliation of GAAP and Non-GAAP Financial Measures
(Dollars in Thousands, except share data)
The Company has presented the following non-GAAP (U.S. Generally Accepted Accounting Principles) financial measures because it believes that these measures provide useful and comparative information to assess trends in the Company’s results of operations and financial condition. Presentation of these non-GAAP financial measures is consistent with how the Company evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the Company’s industry. Investors should recognize that the Company’s presentation of these non-GAAP financial measures might not be comparable to similarly-titled measures of other companies. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and the Company strongly encourages a review of its condensed consolidated financial statements in their entirety.

(1) Core Net Income
	Three months Ended	Nine months Ended
	September 30,	September 30,
	2026	2026

Net interest income	$208,008	$604,433
Provision for loan losses	5,240	12,458
Net interest income after provision for loan losses	$202,768	$591,975

Non-interest income	30,526	93,953

Non-interest expense	$140,681	$377,082
Loss on extinguishment of debt	17,501	17,501
Executive severance expense	—	864
Core system conversion expense	3,661	5,169
Restructuring expenses	465	465
Core non-interest expense	$119,054	$353,083

Income taxes	23,454	82,122
Income tax of non-core items	6,508	7,221
Core net income	$84,278	$243,502
Avg. diluted shares outstanding for the 3 and 9 months ended September 30, 2026	130,417,843	130,464,809

Core diluted earnings per share	$0.65	$1.87

(2) Annualized core pre-provision net revenue ("PPNR") returns on average assets, average equity and average tangible equity
	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2026	2026	2026	2025	2025
Net income	$69,159	$78,147	$79,417	$83,431	$71,720
Adjustments to net income:
Provision for credit losses	5,240	9,334	(2,116)	(1,213)	7,044
Loss on extinguishment of debt	17,501	—	—	—	—
Executive severance expense	—	864	—	—	—
Core system conversion expense	3,661	1,508	—	—	—
Restructuring expenses	465	—	—	—	—
Income tax expense	23,454	27,914	30,754	28,814	29,895
Core PPNR	$119,480	$117,767	$108,055	$111,032	$108,659

Annualized core PPNR income	$474,024	$472,362	$438,223	$440,507	$431,093
Add.: Amortization of Intangibles	$8,563	$8,559	$8,563	$8,578	$9,497
Annualized Amortization of Intangibles	$33,973	$34,330	$34,728	$34,032	$37,678
Annualized Core PPNR earnings incl amortization of intangibles	$507,997	$506,692	$472,951	$474,540	$468,771

Core diluted earnings per share	$130,417,843	$130,388,396	$130,588,635	$130,589,271	$130,553,819
Core PPNR Diluted EPS	$0.92	$0.90	$0.83	$0.85	$0.83

Average assets	$25,646,047	$25,297,616	$25,026,414	$24,775,214	$24,518,290
Average equity	$2,923,086	$2,897,562	$2,873,113	$2,810,166	$2,738,414
Average tangible equity	$2,160,972	$2,126,989	$2,093,975	$2,022,451	$1,941,625

Annualized core PPNR return on average assets	1.85%	1.87%	1.75%	1.78%	1.76%
Annualized core PPNR return on average equity	16.22%	16.30%	15.25%	15.68%	15.74%
Annualized core PPNR return on average tangible equity	23.51%	23.82%	22.59%	23.46%	24.14%

(3) Annualized Core Return on Average Assets, Average Equity and Average Tangible Equity
	For the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2026	2026	2026	2025	2025
Net Income	$69,159	$78,147	79,417	83,431	$71,720
Loss on extinguishment of debt	17,501	—	—	—	—
Executive severance expense	—	864	—	—	—
Core system conversion expense	3,661	1,508	—	—	—
Restructuring expenses	465	—	—	—	—
Less: income tax expense	(6,508)	(714)	—	—	—
Annualized core net income	$84,278	79,805	79,417	83,431	71,720
Plus: Amortization of Intangibles (net of tax)	5,986	5,984	5,986	5,997	6,639
Annualized core net income for annualized core return on average tangible equity	$90,264	$85,789	$85,403	$89,428	$78,359

Average assets	$25,646,047	$25,297,616	$25,026,414	$24,775,214	$24,518,290
Average equity	$2,923,086	$2,897,562	$2,873,113	$2,810,166	$2,738,414
Average tangible equity	$2,160,972	$2,126,989	$2,093,975	$2,022,451	$1,941,625

Annualized Core Return on Average Assets	1.30%	1.27%	1.29%	1.34%	1.16%
Annualized Core Return on Average Equity	11.44%	11.05%	11.21%	11.78%	10.39%
Annualized Core Return on Average Tangible Equity	16.57%	16.18%	16.54%	17.54%	16.01%

(4) Tangible Common Equity Ratio, Book and Tangible Book Value per Share
	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2026	2026	2026	2025	2025
Total assets	$25,847,459	$25,663,358	$25,201,690	$24,980,710	$24,832,763
Less: total intangible assets	756,453	765,019	773,585	782,152	790,729
Total tangible assets	$25,091,006	$24,898,339	$24,428,105	$24,198,558	$24,042,034

Total stockholders' equity	$2,864,491	$2,906,985	$2,862,869	$2,833,212	$2,767,035
Less: total intangible assets	756,453	765,019	773,585	782,152	790,729
Total tangible stockholders' equity	$2,108,038	$2,141,966	$2,089,284	$2,051,060	$1,976,306

Tangible common equity ratio	8.40%	8.60%	8.55%	8.48%	8.22%
Shares outstanding	130,420,025	$130,423,051	$130,311,796	$130,619,949	$130,621,757

Book value per share (total stockholders' equity/shares outstanding)	$21.96	$22.29	$21.97	$21.69	$21.18
Tangible book value per share (total tangible stockholders' equity/shares outstanding)	$16.16	$16.42	$16.03	$15.70	$15.13

(5) Annualized Return on Average Tangible Equity
	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2026	2026	2026	2025	2025
Total average stockholders' equity	$2,923,086	$2,897,562	$2,873,113	$2,810,166	$2,738,414
Less: total average intangible assets	762,114	770,573	779,138	787,715	796,789
Total average tangible stockholders' equity	$2,160,972	$2,126,989	$2,093,975	$2,022,451	$1,941,625

Net income	$69,159	$78,147	$79,417	$83,431	$71,720
Plus: Amortization of Intangibles, net of tax	5,986	$5,984	$5,986	$5,997	$6,639
Total net income	$75,145	$84,131	$85,403	$89,428	$78,359

Annualized return on average tangible equity (net income/total average tangible stockholders' equity)	13.80%	15.87%	16.54%	17.54%	16.01%

(6) Annualized Core Non-Interest Expense to Average Assets
	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2026	2026	2026	2025	2025
Reported non-interest expense	$140,681	$119,258	$117,141	$114,690	$113,092
Adjustments to non-interest expense:
Loss on extinguishment of debt	17,501	—	—	—	—
Executive severance expense	—	864	—	—	—
Core system conversion expense	3,661	1,508	—	—	—
Restructuring expenses	465	—	—	—	—
Core non-interest expense	$119,054	$116,886	$117,141	$114,690	$113,092

Annualized core non-interest expense	$472,334	$468,828	$475,072	$455,020	$448,680

Average assets	$25,646,047	$25,297,616	$25,026,414	$24,775,214	$24,518,290

Annualized core non-interest expense/average assets	1.84%	1.85%	1.90%	1.84%	1.83%

(7) Core Efficiency Ratio Calculation
	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2026	2026	2026	2025	2025
Net interest income	$208,008	$202,680	$193,743	$197,411	$194,332
Reported non-interest income	30,526	31,973	31,453	28,311	27,419
Adjustments to non-interest income:
Net (gain) loss on securities transactions	(87)	309	—	(690)	(67)
Core non-interest income	30,439	32,282	31,453	27,621	27,352

Total core income	$238,447	234,962	225,196	225,032	221,684

Core non-interest expense	$119,054	116,886	117,141	114,690	113,092

Core Efficiency ratio (core non-interest expense/core income)	49.93%	49.75%	52.02%	50.97%	51.01%